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                                                                 EXHIBIT 10.22

                               TRAVELSCAPE.COM, INC.

                       MICHAEL REICHARTZ EMPLOYMENT AGREEMENT


     This Agreement is made by and between Travelscape.com, Inc. (the "Company"), and Michael Reichartz ("Executive") as of May 20, 1999.

     1.   DUTIES AND SCOPE OF EMPLOYMENT.

          (a) POSITIONS AND DUTIES. Executive shall serve as President - LVRS of the Company. Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Chief Executive Officer, Chief Operating Officer and Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

          (b) OBLIGATIONS. During the Employment Term, Executive shall devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board (which approval shall not be unreasonably withheld); provided, however, that Executive may, without the approval of the Board, serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof upon which Executive currently serves.

     2. EMPLOYEE BENEFITS. During the Employment Term, Executive shall be eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

     3. AT-WILL EMPLOYMENT. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company providing severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

     4.   COMPENSATION.

          (a) BASE SALARY. While employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $125,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. The Base Salary shall be reevaluated yearly

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by the Compensation Committee of the Board (the "Committee") and may be
increased by the Committee in accordance with its normal practices.

          (b) BONUSES. For each fiscal year of the Company, Executive shall be eligible to receive a target bonus equal to 50% of Base Salary (the "Target Bonus") based upon the achievement of performance criteria specified by the Committee. For performance that exceeds target, Executive shall be entitled to a maximum bonus equal to 100% of Base Salary, all as determined by the Committee. The payment of any such bonus shall be subject to Executive's employment with the Company through the end of such fiscal year (which year-end employment requirement is further subject to the severance provisions hereof).

          (c) EQUITY COMPENSATION. Executive shall be eligible for annual or more frequent grants of stock options, as determined by the Compensation Committee of the Board in accordance with its normal practices.

     5.   SEVERANCE.

          (a) INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE. In the event that Executive's employment with the Company as set forth in this agreement is involuntarily terminated by the Company without "Cause" (as defined below), then promptly following such termination of employment, Executive shall (i) receive a lump-sum payment equal to 100% of the Base Salary (less applicable withholding), (ii) receive all accrued vacation, expense reimbursements and any other benefits due to Executive through the date of termination of employment in accordance with established Company plans and policies (less applicable withholding), (iii) be entitled to the immediate vesting of any and all options granted under any stock option agreement(s), and (iv) be entitled to other compensation and benefits as may be required by law (for example, under Section 4980B of the Code).

          (b) VOLUNTARY TERMINATION FOR GOOD REASON. In the event that Executive's employment with the Company is voluntarily terminated by Executive for "Good Reason" (as defined below), then promptly following such termination of employment, Executive shall (i) receive a lump-sum payment equal to 100% of the Base Salary (less applicable withholding), (ii) receive all accrued vacation, expense reimbursements and any other benefits due to Executive through the date of termination of employment in accordance with established Company plans and policies, (iii) be entitled to the immediate vesting of any and all options granted under any stock option agreement(s), and (iv) be entitled to other compensation and benefits as may be required by law (for example, under Section 4980B of the Code).

          (c) INVOLUNTARY TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION NOT FOR GOOD REASON. In the event that Executive's employment with the Company is involuntarily terminated by the Company for Cause, death or permanent disability (within the meaning of Internal Revenue Code Section 22(e)(3) or any successor provision), or is voluntarily terminated by Executive other than for Good Reason, then Executive shall (i) receive the Base Salary through the date of termination of

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employment, (ii) receive all accrued vacation, expense reimbursements and any other benefits due to Executive through the date of termination of employment in accordance with established Company plans and policies, and (iii) not be entitled to any other compensation or benefits from the Company except to the extent provided under the applicable stock option agreement(s) or as may be required by law (for example, under Section 4980B of the Code).

     For purposes of this Agreement, "Cause" means severe intentional misconduct that has a material adverse effect on the Company.

     For purposes of this Agreement, "Good Reason" means (i) a reduction in Executive's Base Salary, target bonus or benefits, (ii) a material reduction in title, authority, status, obligations or responsibilities.

     For purposes of this Agreement, "Change of Control" means the occurrence of any of the following events: (i) Any "person" as such term is used in Sections 13(d) and 14(d) Section 13(d) of the Securities Exchange Act of 1934, as amended (the ("Exchange Act")) (other than the Company, a subsidiary of the Company, a Company employee benefit plan, Timothy N. Poster or Thomas C. Breitling) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or, (ii) the occurrence of a transaction requiring stockholder approval, involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

     6. GOLDEN PARACHUTE EXCISE TAX. In the event that the benefits provided for in this Agreement or otherwise payable to Executive (including, but not by way of limitation, any accelerated vesting on stock options) constitute "parachute payments" within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code, then Executive's severance benefits under Section 5 shall be (i) delivered in full, or
(ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 6 shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably

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request in order to make a determination under this Section.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6.

     7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     8. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if
(i) delivered personally, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:

     Travelscape.com, Inc.
     8951 W. Sahara Avenue  Suite 100
     Las Vegas, NV 89117

     ATTN: Chief Executive Officer

     If to Executive:

     at the last residential address known by the Company.

     9. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     10.  NON-COMPETITION AND NON-SOLICITATION.

          (a) For a period beginning on the Effective Date and ending 36 months after the date on which Executive ceases to be employed by the Company for any reason whatsoever,

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Executive, directly or indirectly, whether as employee, owner, sole proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venturer or otherwise, will: (i) not engage, participate or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services which are competitive with the products or services of the Company at the time of Executive's termination, or products or services which the Company has under development or which are the subject of active planning at the time of Executive's termination; PROVIDED, HOWEVER, that Executive, may own as a passive investor, publicly-traded securities of any corporation which competes with the business of the Company so long as such securities do not, in the aggregate, constitute more than 1% of any class of outstanding securities of such corporations; (ii) not hire or attempt to employ, recruit or otherwise solicit, induce or influence any person to leave employment with the Company or its resellers or distributors and (iii) not directly or indirectly solicit business from any of the Company's customers and users, resellers or distributors on behalf of any business which competes with the Company.

          (b)  Executive understands that the restrictions set forth in this
Section 10 are intended to protect the Company's interest in its "proprietary information" (as such term may be defined in the Non-disclosure Agreement) and establish customer relationships in good will, and agrees that such restrictions are reasonable, necessary and appropriate for this purpose.

          (c) Executive agrees that it would be difficult to measure any damages caused by the Company which might result from any breach by Executive of the promises set forth in this Section 10, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, Executive agrees that if Executive breaches, or proposes to breach, any portion of this Section 10, the Company shall be entitled, in addition to all other remedies that it may have, to injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     11. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

     12.  ARBITRATION AND EQUITABLE RELIEF.

          (a) Except as provided in Section 12(d) below, Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Clark County, Nevada, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

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          (b)  The arbitrator shall apply Nevada law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in Nevada for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

          (c) The Company and Executive shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its counsel fees and expenses.

          (d) Executive understands that nothing in Section 12 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

          (e) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 12, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

               (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, AND ANY LAW OF THE STATE OF NEVADA; AND

               (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

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     13.  LEGAL FEE REIMBURSEMENT.   The Company agrees to pay Executive's
reasonable legal fees associated with entering into this Agreement upon receiving invoices for such services.

     14. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

     15. WITHHOLDING. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

     16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada (with the exception of its conflict of laws provisions).

     17.  EFFECTIVE DATE.  This Agreement is effective May 20, 1999.

     18. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

     TRAVELSCAPE.COM, INC.

     /s/ Timothy N. Poster
     -------------------------------------
     Timothy N. Poster
     Chairman and Chief Executive Officer


     EXECUTIVE

     /s/ Michael Reichartz
     -------------------------------------
     Michael Reichartz


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